As filed with the United States Securities and Exchange Commission on February 23, 2021 under the Securities Act of 1933, as amended.

No. 333-252294

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leo Holdings III Corp

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Albany Financial Center

South Ocean Blvd

Suite #507

P.O. Box SP-63158

New Providence, Nassau,

The Bahamas

(310) 800 1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyndon Lea

Albany Financial Center

South Ocean Blvd

Suite #507

P.O. Box SP-63158

New Providence, Nassau,

The Bahamas

(310) 800 1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Paul D. Tropp Christopher J. Capuzzi Ropes & Gray LLP 1211 6th Ave New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	23,000,000 units	$10. 00	$230,000,000	$25,093.00*
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)(5)	4,600,000 warrants	$10. 00	—	—(4)
Total			$230,000,000	$25,093.00*

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 600,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Represents Class A ordinary shares that may be issued upon redemption of warrants included as part of units in this offering.
*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.*

3.2	Form of Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Kirkland & Ellis LLP. *

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.*

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*

10.4	Form of Indemnity Agreement.*

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*

10.6	Promissory Note, dated as of January 13, 2021, issued to the Sponsor.*

10.7	Securities Subscription Agreement, dated January 13, 2021, between the Registrant and the Sponsor.*

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*

23.1	Consent of WithumSmith+Brown, PC. *

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*

23.3	Consent of Maples and Calder (included on Exhibit 5.2).*

24	Power of Attorney (included on signature page).*

99.1	Consent of Lori Bush.*

99.2	Consent of Mary E. Minnick.*

99.3	Consent of Mark Masinter.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on the 24th day of February 2021.

LEO HOLDINGS III CORP

By:	/s/ Lyndon Lea
Name: Lyndon Lea Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Lyndon Lea, Robert Darwent and Simon Brown, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Edward C. Forst	Chairman	February 24, 2021

/s/ Lyndon Lea Lyndon Lea	President, Chief Executive Officer and Authorized Representative (Principal Executive Officer)	February 24, 2021

* Robert Darwent	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 24, 2021

By:	Lyndon Lea
Attorney-in-fact